SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 18, 2003


Commission     Registrant; State of Incorporation;           I.R.S. Employer
File Number      Address; and Telephone Number               Identification No.
-----------    -----------------------------------           ------------------

333-21011      FIRSTENERGY CORP.                                 34-1843785
               (An Ohio Corporation)
               76 South Main Street
               Akron, Ohio  44308
               Telephone (800)736-3402


1-3141         JERSEY CENTRAL POWER & LIGHT COMPANY              21-0485010
               (A New Jersey Corporation)
               c/o FirstEnergy Corp.
               76 South Main Street
               Akron, OH 44308
               Telephone (800)736-3402






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Item 5.  Other Events

The New Jersey Board of Public Utilities (Board) ordered an audit of the restructuring-related deferred balances of New Jersey's four electric utilities, including Jersey Central Power & Light Company (JCP&L), a wholly owned subsidiary of FirstEnergy Corp. On March 18, 2003, a Phase I report was transmitted to the Office of Administrative Law, where JCP&L's rate case is being heard. Phase I of the audit covers the deferred balances for the first three years of the transition period (August 1, 1999 through July 31, 2002) and Phase II covers the final transition period year of August 1, 2002 through July 31, 2003.

The objective of the audit is to provide the Board with a certified opinion as to whether the state's utilities' deferred balances are accurately calculated, correctly recorded, fairly stated in all material respects and in compliance with Board Orders. Additionally, for utilities like JCP&L that have divested their generation assets, the audit includes a prudence review of the utility's Basic Generation Service (BGS) procurement practices for the transition period. The audit also examines the utilities' mitigation efforts with respect to the above-market Non-Utility Generation (NUG) contract costs during the transition period.

With respect to energy procurement approach and management, the Phase I report found that JCP&L's "strategy for meeting its BGS procurement responsibilities was informed and reasonable in light of the Company's prior experience in meeting supply procurement requirements." The report also found that JCP&L "appropriately supplemented its expertise through the use of external consultants who assisted in developing and shaping JCP&L's BGS procurement strategy, training employees on procurement risk management issues, developing planning and management tools, and developing risk management policies and procedures." The report states that JCP&L "developed a reasonable strategic framework for meeting BGS procurement needs."

With respect to NUG mitigation efforts, the report found that "in general, JCP&L maintained a reasonable and prudent program for NUG mitigation well before the transition period and committed substantial corporate resources to mitigating the costs of its NUG contracts."

The Phase I report made two specific findings of potential disallowances of deferred balance recovery:

o Because the auditors could not find an adequate explanation for why JCP&L deviated from a hedge procurement target during the spring and summer of 2001, they estimated that the incremental cost of the hedge deviations was $11.7 million.
o Because the auditors believe that JCP&L was not as aggressive in the pursuit of mitigation opportunities for its smaller NUG contracts as it was for its larger NUG contracts, they estimate that $5.6 million of mitigation savings may have been foregone.

Although JCP&L disagrees with the report's findings of $17.3 million of potential disallowances, it is pleased with the report's major conclusions and overall tone. The Phase I audit period subjected $436 million of deferred costs to a retrospective prudence review during a period of extreme price uncertainty and volatility in the energy markets. JCP&L believes the auditors' overall conclusion that its energy procurement strategy and process was reasonable and prudent is a correct one.

JCP&L will have an opportunity to conduct discovery on the Phase I report, cross-examine the auditing firms and submit rebuttal testimony.

This Form 8-K includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms "anticipate", "potential", "expect", "believe", "estimate" and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, legislative and regulatory changes (including revised environmental requirements), the availability and cost of capital, ability to accomplish or realize anticipated benefits from strategic initiatives and other similar factors.


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                                    SIGNATURE



             Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



March 18, 2003



                                       FIRSTENERGY CORP.
                                       -----------------
                                         Registrant



                              JERSEY CENTRAL POWER & LIGHT COMPANY
                              ------------------------------------
                                         Registrant




                                        Harvey L. Wagner
                              --------------------------------------
                                        Harvey L. Wagner
                                   Vice President, Controller
                                  and Chief Accounting Officer